Exhibit 99.1

Cerner Reports First Quarter 2012 Results

Strong Bookings, Revenue, Earnings and Cash Flow

KANSAS CITY, Mo. — April 26, 2012 — Cerner Corporation (Nasdaq: CERN) today announced results for the 2012 first quarter that ended March 31, 2012, delivering strong levels of bookings, revenue, earnings and cash flow.

Bookings in the first quarter of 2012 were $652.3 million, an all-time high for a first quarter and an increase of 24 percent compared to first quarter 2011 bookings of $524.9 million.

First quarter revenue was $641.2 million, an increase of 30 percent compared to $491.7 million in the year-ago period.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, first quarter 2012 net earnings were $88.7 million and diluted earnings per share were $0.51. First quarter 2011 GAAP net earnings were $64.6 million and diluted earnings per share were $0.37.

The number of shares and the per share amounts for all periods presented within reflect the two-for-one stock split effective June 24, 2011.

Adjusted (non-GAAP) Net Earnings

Adjusted net earnings for first quarter 2012 were $94.2 million, an increase of 36 percent compared to $69.1 million of adjusted net earnings in the first quarter of 2011. Adjusted diluted earnings per share were $0.54 in the first quarter of 2012 compared to $0.40 of adjusted diluted earnings per share in the year-ago quarter. Analysts’ consensus estimate for first quarter 2012 adjusted diluted earnings per share was $0.50.

Adjusted net earnings is not a recognized term under GAAP and should not be substituted for net earnings as a measure of Cerner’s performance but instead should be utilized as a supplemental measure of financial performance in evaluating our business. Following is a description of adjustments made to net earnings. For more detail, please see the accompanying schedule, titled “Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings Per Share to GAAP Net Earnings and Diluted Earnings Per Share.”

Adjusted net earnings and diluted earnings per share exclude share-based compensation expense, which reduced first quarter 2012 net earnings and diluted earnings per share by $5.5 million and $0.03, respectively; and reduced first quarter 2011 net earnings and diluted earnings per share by $4.6 million and $0.03, respectively.

Other 2012 First Quarter Highlights:

•	First quarter cash collections of $683.2 million and operating cash flow of $162.7 million.

•

First quarter free cash flow of $113.3 million. Free cash flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Operating Cash Flow to Non-GAAP Free Cash Flow.”

•	First quarter days sales outstanding of 76 days, which is down from 87 days in the year-ago quarter.

•	Total backlog of $6.27 billion, up 22 percent over the year-ago quarter. This was comprised of $5.57 billion of contract backlog and $704 million of support and maintenance backlog.

“Our strong first quarter bookings, revenue, earnings and cash flow represent a great start to the year,” Neal Patterson, Cerner chairman, CEO, president and co-founder said. “Meaningful Use requirements included in the HITECH Act continue to drive a wave of adoption in our client base and significant opportunities to establish new footprints. We are also investing heavily in solutions and services that position Cerner for growth beyond Meaningful Use. We believe there will be substantial opportunities in data analytics and population health management as the industry becomes digitized while also transitioning from volume-based payment programs to programs based on measurements of quality and outcomes.”

Future Period Guidance

Cerner currently expects:

•	Second quarter 2012 revenue between $620 million and $640 million.

•	Second quarter 2012 adjusted diluted earnings per share before share based compensation expense between $0.52 and $0.54.

•	Second quarter 2012 new business bookings between $675 million and $715 million.

•	Full-year 2012 revenue between $2.525 billion and $2.6 billion, up from a prior range of $2.425 billion to $2.5 billion.

•	Full-year 2012 adjusted diluted earnings per share before share based compensation expense between $2.25 and $2.32, up from a prior range of $2.20 to $2.30.

•	Share based compensation expense to reduce diluted earnings per share by approximately $0.03 in the second quarter of 2012 and between $0.12 and $0.14 for the year.

Earnings Conference Call

Cerner will host an earnings conference call to provide additional detail on these results at 3:30 p.m. CT on April 26. The dial-in number for the conference call is (617) 213-8898; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, April 26 through 11:59 p.m. CT, April 29. The dial-in number for the re-broadcast is (617) 801-6888; the passcode is 19496408.

An audio webcast will be available live during the conference call and archived on Cerner’s website at www.cerner.com under the About Cerner section (click Investor Relations, then Presentations and Webcasts).

About Cerner

Cerner is contributing to the systemic change of health and care delivery. For more than 30 years Cerner has been executing its vision to make health care safer and more efficient. We started with the foundation of digitizing paper processes and now offer the most comprehensive array of information software, professional services, medical device integration, remote hosting and employer health and wellness services. Cerner systems are used by everyone from individual consumers, to single-doctor practices, hospitals, employers and entire countries. Taking what we’ve learned over more than three decades, Cerner is building on the knowledge that is in the system to support evidence-based clinical decisions, prevent medical errors and empower patients in their care.

Cerner® solutions are licensed by approximately 9,300 facilities around the world, including more than 2,650 hospitals; 3,750 physician practices; 40,000 physicians; 500 ambulatory facilities, such as laboratories, ambulatory centers, cardiac facilities, radiology clinics and surgery centers; 800 home health facilities; 40 employer sites and 1,600 retail pharmacies.

Certain trademarks, service marks and logos (collectively, the “Marks”) set forth herein are owned by Cerner Corporation and/or its subsidiaries in the United States and certain other countries throughout the world. All other non-Cerner Marks are the property of their respective owners. Nasdaq: CERN. For more information about Cerner, please visit www.cerner.com, Twitter, Facebook and YouTube.

This release contains forward-looking statements that involve a number of risks and uncertainties. It is important to note that Cerner’s performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “expect”, “guidance”, “believe”, “position” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our dependence on third party suppliers; risks inherent with business acquisitions; the potential for losses resulting from asset impairment charges; risks associated with the ongoing adverse financial market environment and uncertainty in global economic conditions; changing political, economic, regulatory and judicial influences; government regulation; significant competition and market changes; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents; and material adverse resolution of legal proceedings. Additional discussion of these and other risks, uncertainties and factors affecting Cerner’s business is contained in Cerner’s periodic filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Cerner undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com

Media Contact: Kelli Christman, (816) 885-4342, kelli.christman@cerner.com

Cerner’s Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended March 31, 2012 and April 2, 2011

(unaudited)

	Three Months Ended
(In thousands, except per share data)	2012 (1)	2011 (1)

Revenues
System sales	$225,820	$140,379
Support, maintenance and services	403,904	340,994
Reimbursed travel	11,488	10,291

Total revenues	641,212	491,664

Margin
System sales	108,865	82,280
Support, maintenance and services	374,339	318,704

Total margin	483,204	400,984

Operating expenses
Sales and client service	245,074	201,348
Software development	71,145	71,144
General and administrative	39,546	34,793

Total operating expenses	355,765	307,285

Operating earnings	127,439	93,699

Interest income	4,075	3,478
Interest expense	(1,456)	(1,502)
Other income	5	35

Total other income, net	2,624	2,011

Earnings before income taxes	130,063	95,710
Income taxes	(41,355)	(31,154)

Net earnings	$88,708	$64,556

Basic earnings per share	$0.52	$0.38

Basic weighted average shares outstanding	169,968	167,110

Diluted earnings per share	$0.51	$0.37

Diluted weighted average shares outstanding	175,027	172,653

Note 1: Operating expenses for the three months ended March 31, 2012 and April 2, 2011 include share-based compensation expense. The impact of this expense on net earnings and diluted earnings per share is presented below:

	Three Months Ended
	2012	2011

Sales and client service	$3,862	$3,286
Software development	1,968	1,846
General and administrative	3,119	2,229

Total share based compensation	8,949	7,361
Amount of related income tax benefit	(3,423)	(2,805)

Net impact on net earnings	$5,526	$4,556

Decrease to diluted earnings per share	$0.03	$0.03

CERNER CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS 1

For the three months ended March 31, 2012 and April 2, 2011

(unaudited)

RECONCILIATION OF ADJUSTED NET EARNINGS AND ADJUSTED DILUTED

EARNINGS PER SHARE TO GAAP NET EARNINGS AND DILUTED EARNINGS PER SHARE 1

(In thousands, except per share data)	Three Months Ended
	2012	2011

Net Earnings
Net earnings (GAAP)	$88,708	$64,556
Share-based compensation expense	8,949	7,361
Income tax benefit of share-based compensation	(3,423)	(2,805)

Adjusted net earnings (non-GAAP)[2]	$94,234	$69,112

	Three Months Ended
	2012	2011

Diluted Earnings Per Share
Diluted earnings per share (GAAP)	$0.51	$0.37
Share-based compensation expense (net of tax)	0.03	0.03

Adjusted diluted earnings per share (non-GAAP)[2]	$0.54	$0.40

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP FREE CASH FLOW 1

(In thousands)	Three Months Ended
	2012	2011

Cash flows from operating activities (GAAP)	$162,708	$126,501
Capital purchases	(26,363)	(21,372)
Capitalized software development costs	(23,080)	(20,466)

Free cash flow (non-GAAP)[3]	$113,265	$84,663

Note 1: The presentation of Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow, non-GAAP financial measures, are not meant to be considered in isolation, nor as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We believe that Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow are important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review of our overall financial, operational and economic performance.

Note 2: Cerner provides earnings with and without share-based compensation expense because earnings excluding this expense is used by management along with GAAP results to analyze its business, make strategic decisions and for management compensation purposes.

Note 3: Cerner provides cash flow with and without capital purchases and software development cost because operating cash flows excluding these expenditures takes into account the capital expenditures necessary to operate our business.

CERNER CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

As of March 31, 2012 (unaudited) and December 31, 2011

(In thousands)

	2012	2011

Assets

Cash and cash equivalents	$281,198	$243,146
Short-term investments	612,644	531,635
Receivables, net	535,504	563,209
Inventory	14,141	23,296
Prepaid expenses and other	100,564	94,232
Deferred income taxes, net	47,420	46,795

Total current assets	1,591,471	1,502,313

Property and equipment, net	495,918	488,996
Software development costs, net	252,588	248,750
Goodwill	213,006	211,826
Intangible assets, net	71,959	75,366
Long-term investments	375,039	359,324
Other assets	139,578	113,783

Total assets	$3,139,559	$3,000,358

Liabilities and Shareholders’ Equity

Accounts payable	$113,568	$85,545
Current installments of long-term debt	44,778	39,722
Deferred revenue	164,846	153,139
Accrued payroll and tax withholdings	92,365	109,227
Other accrued expenses	27,963	51,087

Total current liabilities	443,520	438,720

Long-term debt and other obligations	107,856	86,821
Deferred income taxes and other liabilities	132,192	150,229
Deferred revenue	12,139	13,787

Total liabilities	695,707	689,557

Shareholders’ Equity

Common stock	1,704	1,696
Additional paid-in capital	759,857	723,490
Retained earnings	1,686,170	1,597,462
Accumulated other comprehensive loss, net	(3,999)	(11,967)

Total Cerner Corporation shareholders’ equity	2,443,732	2,310,681
Noncontrolling interest	120	120

Total shareholders’ equity	2,443,852	2,310,801

Total liabilities and shareholders’ equity	$3,139,559	$3,000,358